                                                                  EXHIBIT 4.3
--------------------------------------------------------------------------------






                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       BANKERS TRUST NEW YORK CORPORATION



                              ___________________


               Under Section 805 of the Business Corporation Law

                              ___________________




                               STATE OF NEW YORK

                              DEPARTMENT OF STATE


                           Filed _____________, 199__

                              ___________________




                       Bankers Trust New York Corporation

                                280 Park Avenue

                           New York, New York  10017


--------------------------------------------------------------------------------

                            CERTIFICATE OF AMENDMENT

                                     of the

                          CERTIFICATE OF INCORPORATION

                                       of

                       BANKERS TRUST NEW YORK CORPORATION

                              -------------------


               Under Section 805 of the Business Corporation Law

                              -------------------



                              Pursuant to the provisions of Section 805 of the
Business Corporation Law, the undersigned hereby certify:

        FIRST: The name of the corporation is Bankers Trust New York Corporation and the name under which it was formed is BT New York Corporation.

        SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State of New York on the 12th day of May, 1965.

        THIRD: The Certificate of Incorporation, as amended and restated and supplemented by certificates filed pursuant to law, is hereby amended by the addition at the end of Article Fourth thereof of the following provisions stating the number, designation, relative rights, preferences and limitations, to the extent not heretofore set forth in Article Fourth, of a series of authorized Series Preferred Stock, without par value, such series being hereby designated as the corporation's "____% Preferred Stock, Series __ ($___ Liquidation Preference)", all as fixed by the Board of Directors of the corporation before issuance of such series:

                              (__)  Provisions relating to the ____% Preferred
Stock, Series __ ($___ Liquidation Preference):

        1.   Designation and Amount:  The shares of such series shall be
             ----------------------
designated as "____% Preferred Stock, Series __ ($___ Liquidation Preference)" (the "Series ___ Preferred Stock") and the number of shares constituting the Series ___ Preferred Stock shall be [__________]. Such number of shares may be increased or decreased by resolution of the

Board of Directors; provided that no decrease shall reduce the number of shares
                    --------
of Series ___ Preferred Stock to a number less than the number of shares then outstanding.

        2. Dividends and Distributions:  (A)  The holders of shares of
           ---------------------------
Series ___ Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of [_________], [___________], [___________] and [_____________] in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series ___ Preferred Stock, in an amount per share (rounded to the nearest cent) at a rate [equal to ________%] [calculated as follows:]


        (B) The corporation shall declare a dividend or distribution on the Series ___ Preferred Stock as provided in paragraph (A) of this Section before it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event that no
                                             --------
dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend as determined pursuant to clause 2(A) above on the Series ___ Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series ___ Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series ___ Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series ___ Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series ___ Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        3.  Voting Rights:  (A)  The holders of the Series ___ Preferred Stock
            -------------
shall have the voting power and rights set forth and referred to in this
paragraph 3 and in paragraph [   ], and shall have no other voting power or
rights except as otherwise may from time to time be required by law.

        [(B) Whenever dividends on the Series ___ Preferred Stock shall be unpaid in whole or part for [____] consecutive dividend periods, then at the annual meeting of shareholders next following omission of the [______________] successive dividend and at all annual meetings thereafter, and at any meeting called for the election of directors, until all dividends accumulated on the Series ___ Preferred Stock have been declared and paid or a sum sufficient for payment has been set aside, the holders of the Series ___ Preferred Stock, either alone or together with the holders of one or more other cumulative series of the Series Preferred Stock at the time outstanding which are granted such voting right, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock, to vote for and elect _____ members of the Board of Directors of the corporation, and the holders of Common Stock together with the holders of any series or class or classes of stock of the corporation having general voting rights and not then entitled to elect two members of the Board of Directors pursuant to this paragraph 3 to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the Board of Directors. In such case the Board of Directors of the corporation shall, as of the date of the annual meeting of shareholders aforesaid, be increased by ___ Directors. The rights of the Series
___ Preferred Stock to participate (either alone or together with the holders of one or more other cumulative series at the time outstanding which are granted such voting right) in the exclusive election of ____ members of the Board of Directors of the corporation pursuant to this paragraph 3 shall continue in effect until cumulative dividends have been paid in full or set apart for payment on the Series ___ Preferred Stock. Upon termination at any time (by reason of the payment of all accumulated and defaulted dividends on such stock or provision for the payment thereof by declaration and setting apart thereof) of the exclusive voting power pursuant to this paragraph 3 of the holders of Series ___ Preferred Stock and the holders of all other cumulative series which shall have been entitled to vote for and elect _______ members of the Board of Directors of the corporation, the terms of office of all persons who may have been elected directors of the corporation by vote of such holders shall terminate and the _____ vacancies created pursuant to this paragraph 3 to accommodate the exclusive right of election conferred hereunder shall thereupon be eliminated and the Board of Directors shall be decreased by ____ directors. At elections for such directors, each holder of Series ___ Preferred Stock shall be entitled to one vote for each share held. The holders of Series ___ Preferred Stock shall have no right to cumulate such shares in voting for the election of directors.]

        (C) So long as any shares of Series ___ Preferred Stock remain outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of the Series Preferred Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Series ___ Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) vote separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided, however, that in the event
                                           --------  -------
any such materially adverse alteration affects the rights of only the Series ___ Preferred Stock, then the alteration may be effected with the vote or consent of at least two-thirds of the votes of the Series ___ Preferred Stock; provided
                                                                    --------
further, however, that an increase in the amount of the authorized Series
-------  -------
Preferred Stock and/or the creation and issuance of other series of Series Preferred Stock in accordance with the Certificate of Incorporation shall not be, nor be deemed to be, materially adverse alterations. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series Preferred Stock which are granted such voting rights (of which the Series ___ Preferred Stock is the ______ series) shall vote as a class (except as specifically provided otherwise) and each holder of Series ___ Preferred Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted to them.

        The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series ___ Preferred Stock.

        4.  Liquidation:  Subject to the provisions of section (a) of this
            -----------
Article Fourth, upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series ___ Preferred Stock shall have preference and priority over the Common Stock, and any other junior stock for payment out of the assets of the corporation or proceeds thereof, whether from capital or surplus of $_______________ per share (the "liquidation value") together with the amount of any dividends accrued and unpaid thereon, and after such payment the holders of Series ___ Preferred Stock shall be entitled to no other payments.

        5.  Redemption:  Subject to the provisions of section (a) of this
            ----------
Article Fourth, the Series ___ Preferred Stock may be redeemed at the option of the Board of Directors, in whole or in part, at any time and from time to time commencing after _______________, at the following [optional redemption prices (but not less than $_________ share)] [percentages of the liquidation preference (but not less than 100% per share)], during the 12 months' period ending ________ of the years indicated below in each case plus accrued and unpaid dividends to the date of redemption:



        [The Series ___ Stock is also subject to redemption and may be redeemed on and after _____________, through the operation of the [________________] as hereinafter provided in paragraph [ ] of this section (__).]

        At the option of the corporation, shares of Series __ Preferred Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred Stock.

        In the case of any redemption, the corporation shall give notice of such redemption to the holders of the Series ___ Preferred Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series ___ Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not more than sixty (60) days and not less than thirty (30) days previous to the date fixed for redemption. In the event such notice is not given to any shareholder such failure to give notice shall not affect the notice given to other shareholders. If less than the whole amount of outstanding Series ___ Preferred Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series ___ Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series ___ Preferred Stock as stockholders in the corporation, except the right to receive the redemption price (without interest) upon surrender of the certificate representing the Series ___ Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series ___ Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two (2) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of Series ___ Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.

        [6.        Conversion]

        7.        For the purposes of this section (__):

        (A) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the corporation and shares called for redemption pursuant to paragraph 5 of this section (__), funds for the redemption of which shall have been deposited in trust pursuant to paragraph 5 of this section (__);

        (B) The amount of dividends "accrued" on any share of Series ___ Preferred Stock as at any Quarterly Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding such Quarterly Dividend Payment Date, whether or not earned or declared; and the amount of dividends "accrued" on any share of Series ___ Preferred Stock as at any date other than a Quarterly Dividend Payment Date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding the last preceding Quarterly Dividend Payment Date, whether or not earned or declared, plus an amount equivalent to dividends on the liquidation value of such share at the annual dividend rate fixed for such share for the period after the end of the day preceding such last preceding Quarterly Dividend Payment Date to and including the date as of which the calculation is made;

        (C) Any class or classes of stock of the corporation shall be deemed to rank

          (i) prior to the Series ___ Preferred Stock either as to dividends or upon liquidation, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series ___ Preferred Stock;

          (ii) on a parity with the Series ___ Preferred Stock either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series ___ Preferred Stock, if the holders of such class of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the Series ___ Preferred Stock; and

          (iii) junior to the Series ___ Preferred Stock as to dividends or upon liquidation, if such stock shall be Common Stock or if the holders of the Series ___ Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class.

     The manner in which the foregoing amendment of the Certificate of Incorporation was authorized was by the affirmative vote of a majority of the directors present at the time of the vote at a meeting of the Board of Directors at which a quorum was present.

     IN WITNESS WHEREOF, we, the undersigned, subscribe this Certificate and affirm that the statements made herein are true under the penalties of perjury, the _______ day of ________________, 199_.


                              ______________________________
                              Chairman of the Board



                              ______________________________
                              Secretary